Exhibit 10.1

PLEDGE AND ESCROW AGREEMENT

by and among

GSV CAPITAL CORP., as Pledgor,

U.S. Bank national association, as Trustee,

and

U.S. Bank national association, as Securities Intermediary and Escrow Agent

Dated as of September 17, 2013

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of September 17, 2013, is by and among GSV Capital Corp. (the “Company”), as pledgor, U.S. Bank National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”), and U.S. Bank National Association, as securities intermediary and escrow agent (in such capacities, the “Escrow Agent”). The Company and the Trustee are sometimes referred to herein, collectively, as the “Interested Parties.”

RECITALS

The Company and the Trustee have entered into an Indenture, dated as of September 17, 2013 (the “Indenture”), between the Company and the Trustee pursuant to which the Company will issue up to $69,000,000 of its 5.25% Convertible Senior Notes due 2018 (the “Notes”), and may from time to time thereafter issue additional Notes pursuant to Section 2.10 of the Indenture.

The Company desires to establish an escrow account with the Escrow Agent into which certain sums as fully described in Section 2(a) below will be, simultaneously with the original issuance of the Notes (or simultaneously with the issuance of any additional Notes pursuant to Section 2.10 of the Indenture), deposited by the Company to be held and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) (the “Escrow Account”) to which there shall be immediately credited and held amounts received by the Escrow Agent from the Company in accordance with Section 4 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust. The Escrow Agent shall treat all property held by it in the Escrow Account (including any cash) as “financial assets” (as defined in Section 8-l02(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC.

Section 2. Deposit To The Escrow Account; Investments.

(a) Deposit To The Escrow Account

(i) Simultaneously with the original issuance of the Notes, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account an amount equal to $10,867,500 (the “Initial Escrow Funds”).

(ii) If any additional Notes are issued at any time, pursuant to Section 2.10 of the Indenture, the Company shall, simultaneously with such issuance of Notes, deliver to the Escrow Agent for deposit in the Escrow Account an additional amount of cash sufficient to cause the Excess Escrow Amount (determined after giving effect to such issuance) for each Scheduled Interest Payment Date to be at least equal to $0 (together with the Initial Escrow Funds and any funds deposited pursuant to Section 5(d), the “Escrow Funds”).

(iii) All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account:

U.S. Bank, Boston, MA

ABA No.: 091000022

Account No.: 173103321092

Account Name: US Bank CT Muni

Ref: GSV Escrow (or conversely for the Trust - GSV Bond Fund)

Attention: Karen Beard

(b) Promptly following the deposit of any funds into the Escrow Account, if the Escrow Agent shall have received specific written investment instruction from the Company (as set forth below), the Escrow Agent shall invest such funds in the name of the Trustee in Government Securities as instructed by the Company. The Escrow Agent shall use commercially reasonable efforts to invest the Escrow Funds on deposit, but in any event will invest such Escrow Funds no later than the following Business Day (as such term is defined in the Indenture) after receipt thereof. For purposes of this Agreement, “Government Securities” shall mean (i) noncallable direct obligations of, or noncallable obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America; and (ii) holdings in any mutual fund or similar investment vehicle that holds only cash and securities of the types set forth in (i) above with a maturity not greater than 12 months. Promptly following the deposit of any funds into the Escrow Account, the Company shall provide written instructions to the Escrow Agent as to the specific Government Securities in which funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds; provided that at all times, with respect to each Scheduled Interest Payment Date, (x) the sum of (1) the aggregate amount payable at maturity of all Government Securities of the type set forth in clause (i) of the definition thereof that mature on or before such Scheduled Interest Payment Date, (2) the face amount of cash held in the Escrow Account and (3) 97% of the net asset value of Government Securities set forth in clause (ii) of the definition thereof less (y) the aggregate amount of Scheduled Interest Payments payable on all outstanding Notes on or before such Scheduled Interest Payment Date (such difference of clause (x) minus clause (y), with respect to each Scheduled Interest Payment Date, the “Excess Escrow Amount”) shall not be less than $0.00. All such amounts shall remain so invested until the close of business on the Business Day prior to any withdrawal by the Escrow Agent pursuant to Section 5 hereof. The Escrow Agent shall have no liability for any investment losses on such investments made at the instruction of the Company, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder. All Government Securities and other financial assets (except cash) from time to time credited to the Escrow Account shall be registered in the name of the Escrow Agent, endorsed to the Escrow Agent or in blank or credited to another securities account maintained in the name of the Escrow Agent, in each case in the Escrow Agent’s capacity as securities intermediary, and in no event shall any such financial assets be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company unless further endorsed to the Escrow Agent or in blank. Each of the Interested Parties acknowledge and agree that the Escrow Agent is providing no investment advice and is not responsible for any of the investment decisions made by the Interested Parties. In order for the Company to instruct the Escrow Agent to invest the Escrow Funds in a mutual fund or similar investment vehicle in accordance herewith, the Company shall deliver to the Escrow Agent an authorization letter substantially in the form attached hereto as Schedule 1. In order for the Company to instruct the Escrow Agent to make any investment with Escrow Funds through the Money Center at U.S. Bank, the Company shall deliver to the Escrow Agent an authorization letter substantially in the form attached hereto as Schedule 2.

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Section 3. Tax Matters

(a) The Interested Parties agree that, unless otherwise specified in this Agreement, any investment income earned (or proceeds received), prior to the disbursement of the Escrow Funds on deposit, during a calendar year period from the investment of such Escrow Funds, shall be treated as the income of the Company and shall be reported on an annual basis by the Escrow Agent on the appropriate Form 1099 (or Form 1042-S), as required pursuant to the Internal Revenue Code (“Code”) and the regulations thereunder. Upon execution of this Agreement, the Company shall provide the Escrow Agent with a fully executed IRS Form W-9.

(b) If the Escrow Agent is required under the Code and regulations to withhold tax on any investment income earned (or proceeds received) from the Escrow Funds on deposit prior to the release of the Escrow Funds, such withholdings will be taken from the Escrow Funds and deposited with the IRS in the manner prescribed.

The Interested Parties agree that the Escrow Agent shall report the distribution of the Escrow Funds on Form 1099-B to the Interested Party (or other party (or parties)) to whom the applicable Escrow Funds is distributed, if so required under Code Section 6045 and the regulations thereunder.

Section 4. Security Interest.

(a) Pledge and Assignment. As security for the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns and grants to the Trustee, for the equal and ratable benefit of the Holders of the Notes, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i) the Escrow Account, all security entitlements from time to time carried in the Escrow Account, all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds and all other financial assets from time to time credited to the Escrow Account, and any security entitlements in respect thereof;

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(ii) all investments of funds in the Escrow Account, all of which shall constitute Government Securities, all certificates and instruments, if any, from time to time representing or evidencing any such Government Securities and all security entitlements to such Government Securities;

(iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Government Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv) all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v) all proceeds of the foregoing.

The Trustee hereby appoints the Escrow Agent to act as the Trustee’s agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Notes, may have with respect to any or all of the Collateral.

(b) Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Notes, the Indenture and this Agreement, including, without limitation, principal of, and interest, if any, accrued on, the Notes (including any interest accrued after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company at the rate specified in the Indenture to the extent permitted by applicable law) and any Interest Make-Whole Payment (collectively, the “Secured Obligations”).

(c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, and all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Escrow Agent (or any of its nominees), by book-entry or as otherwise appropriate so as to properly identify the interest of the Escrow Agent in its capacity as securities intermediary therein and credited to the Escrow Account. In addition, upon written direction to the Escrow Agent, the Trustee shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

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(d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

(i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the equal and ratable benefit of the Holders of the Notes;

(ii) the Escrow Account and all Collateral from time to time held therein or credited thereto shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii) all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Government Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement; and

(iv) the Escrow Agent shall take all steps necessary to ensure that the Escrow Agent, in its capacity as securities intermediary for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes, is the holder or entitlement holder of all Government Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary.

(e) Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as the Trustee deems reasonably necessary or advisable or may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

Section 5. Distributions from Escrow Account. Funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) on deposit in the Escrow Account shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 5:

(a) Default.

(i) For so long as a Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in Section 5(a)(ii) below.

(ii) If (A) any Event of Default has occurred and is continuing under Section 6.01(a), (c) or (d) of the Indenture or (B) any other Event of Default has occurred and is continuing that results in the acceleration of the payment of principal of, and accrued and unpaid interest on, the Notes pursuant to the terms of the Indenture:

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(1) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent in writing to liquidate all Collateral or any portion thereof and transfer all proceeds thereof to the Trustee to apply such funds in accordance with Section 6.05 of the Indenture.

(2) The Trustee (and/or the Escrow Agent at the written direction of the Trustee and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that the Government Securities constitute collateral of the type customarily sold on a recognized market. The Trustee (and/or the Escrow Agent at the written direction of the Trustee and on its behalf) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(3) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent (at the written direction of the Trustee and on its behalf) as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent and their respective counsel) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Notes against all or any part of the Secured Obligations in such order as described in Section 6.05 of the Indenture.

(b) Scheduled Interest Payments. Pursuant to the Notes and Sections 2.03 and 4.01 of the Indenture, the Company is obligated to make payments of interest on the Notes on each of March 15, 2014, September 15, 2014, March 15, 2015, September 15, 2015, March 15, 2016 and September 15, 2016 (each such payment, a “Scheduled Interest Payment”, and each such date, a “Scheduled Interest Payment Date”). The Scheduled Interest Payments due on the Notes may be made, at the election of the Company, from (1) amounts held in the Escrow Account in accordance with the procedures set forth in Section 5(b)(i) below, or (2) other sources of funds available to the Company, as contemplated in Section 5(b)(ii) below, or from any combination of (1) and (2) above; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Notes at the times and in the amounts required by the Notes, which obligation shall be absolute and unconditional.

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(i) Payment of Interest. If the Company elects to cause a Scheduled Interest Payment to be made using funds held in the Escrow Account, then, not later than five (5) Business Days prior to the date of the applicable Scheduled Interest Payment, the Company shall direct the Escrow Agent in writing to transfer from the Escrow Account to the Paying Agent funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) necessary to provide for payment in full (or, if the Company intends to make a portion of such interest payment with funds or Government Securities in the Escrow Account and the remainder of such interest payment with funds other than those in the Escrow Account, such portion) of the next Scheduled Interest Payment on the Notes. At or prior to 11:00 a.m., New York City time, on the day that is no later than one (1) Business Day following receipt of such notice, the Escrow Agent shall transfer such funds (or such Government Securities, as applicable) to the Paying Agent as set forth in Section 5(e)(ii) hereof, and shall notify the Company in writing that it has made such transfer to the Paying Agent. If the Company does not intend to utilize the funds (or Government Securities) in the Escrow Account to make any such Scheduled Interest Payment in full, or does not direct the Escrow Agent in writing to make any such Scheduled Interest Payment, then the Company shall make the Scheduled Interest Payment from Company Funds (as defined in Section 5(b)(ii) below).

(ii) Release of Funds to the Company Due to Direct Payment of Interest by the Company. If the Company makes any Scheduled Interest Payment or a portion of any Scheduled Interest Payment from a source of funds other than the Escrow Account (“Company Funds”), the Company may, after payment in full of such Scheduled Interest Payment and upon at least five (5) Business Days’ prior notice, direct the Escrow Agent in writing, so long as no Default has occurred and is continuing, to release to the Company (or at the written direction of the Company, to release to a designated third party) an amount of funds or Government Securities from the Escrow Account in accordance with Section 5(d), as long as following such release the Excess Escrow Amount would be at least $0.00 for all Scheduled Interest Payment Dates. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.

(c) Early Conversion Make Whole Amount.

(i) Upon written notice and direction from the Trustee that any Notes have been submitted for conversion pursuant to the terms of the Indenture prior to September 15, 2016, unless such Notes are converted in connection with a Make-Whole Adjustment Event to which Section 14.03 of the Indenture applies, the Escrow Agent shall liquidate a portion of the Collateral equal to the Allocable Collateral multiplied by the number of Notes in principal amount of $1,000 submitted for conversion as calculated by the Company, rounded down to the nearest whole multiple of the minimum denomination of the relevant Government Securities; provided that if any Notes are converted between the close of business on a Record Date but prior to the next Interest Payment Date, any portion of the applicable Allocable Collateral relating to the pro rata amount of interest payable on such Interest Payment Date and maturing on such Interest Payment Date shall not be liquidated and instead shall be released in accordance with Section 5(b)(i) or 5(b)(ii) above, as the case may be. For purposes hereof, “Allocable Collateral” means the percentage of the Collateral applicable to $1,000 principal amount of Notes, which shall be determined by the Company, as of any date, by dividing $1,000 by the aggregate original principal amount of Notes outstanding as of such date expressed as a percentage.

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(ii) Upon such written notice and direction from the Trustee, the Escrow Agent shall release the proceeds of the liquidation of the Collateral described in Section 5(c)(i) above to the Trustee to the extent necessary to pay to the converting Holders as the Interest Make-Whole Payment.

(d) Excess Escrow Funds; Additional Deposits. If, at any time, the Excess Escrow Amount is greater than $0.00 for all Scheduled Interest Payment Dates, the Company may, upon at least five (5) Business Days’ prior written notice (accompanied by an Officers’ Certificate containing a calculation of such excess amounts), direct the Escrow Agent in writing, so long as no Default has occurred and is continuing, to release to the Company (or at the written direction of the Company, to release to a designated third party) an amount of funds or Government Securities from the Escrow Account, as long as, following such release, the Excess Escrow Amount would be at least equal to $0.00 for all Scheduled Interest Payment Dates. Upon receipt of such notice and such Officers’ Certificate, the Escrow Agent shall pay over or transfer to the Company (or its designated third party, as the case may be) the requested amount or Government Securities. If, at any time, the Excess Escrow Amount with respect to any Scheduled Interest Payment Date is negative, the Company shall, as promptly as practicable (and, in any event, within five (5) Business Days), deposit additional funds into the Escrow Account in an amount sufficient to cause the Excess Escrow Amount to be at least equal to $0.00 for all Scheduled Interest Payment Dates, and such funds shall thereafter be considered “Escrow Funds” for all purposes hereunder.

(e) Wire Transfer.

(i) All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the following account:

U.S. Bank, N.A.
Minneapolis, MN
ABA # 091000022
DDA #104790617989
Acct Name: GSV Capital
Ref:  GSV Capital “Name of Equity/Assignment”

(ii) All funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) distributed from the Escrow Account to the Trustee for payment on the Notes shall be transferred by an account-to-account transfer of immediately available funds to the following account:

U.S. Bank, Boston, MA

ABA No.: 091000022

Account No.: 173103321092

Account Name: US Bank CT Muni

Ref: GSV Escrow (or conversely for the Trust - GSV Bond Fund)

Attention: Karen Beard

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(f) Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 5.

Section 6. Termination of Security Interest. Upon (i) payment in full of all Scheduled Interest Payments and (ii) receipt by the Escrow Agent of an Officers’ Certificate certifying that no Default has occurred and is continuing, the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders of Notes as payment of interest on the Notes, to the Company pursuant to Sections 5(b)(ii), 5(c) or 5(d) or otherwise, the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates hereunder as may be reasonably required by the Company to give effect to this Section 6.

Section 7. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Escrow Agent’s discretion to take any action and to execute any instrument that the Trustee or the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent (and their respective counsel) incurred in connection therewith shall be payable by the Company.

Section 8. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 7 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent (and their respective counsel) incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

Section 9. Representations, Warranties and Agreements.

(a) The Company represents and warrants that:

(i) The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction, order or of any material agreement or other material instrument binding upon the Company or of the certificate of incorporation or by-laws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.

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(ii) The Company is (A) duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) has full corporate power and authority to enter into this Agreement and (C) has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders of the Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them.

(v) No consent of any person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (B) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b) The Company covenants and agrees that:

1. it will not (and will not purport to) (A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement);

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2. it will not (A) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral; and

3. it will not change its jurisdiction of incorporation without 30 days’ prior written notice to the Trustee.

(c) The Escrow Agent represents, warrants and agrees that it is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC and is acting in such capacity with respect to the Escrow Account.

(d) The parties hereto agree that the Trustee is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) of the Escrow Account and in no event shall the Company be deemed to be the entitlement holder in respect thereof.

(e) For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

Section 10. Fees and Expenses of Escrow Agent.

(a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent.

(b) The Escrow Agent shall have a lien upon any financial assets (including cash) credited to the Escrow Account that have been released to the Company, or as to which the Company is entitled to request, pursuant to Section 5(b)(ii) or Section 5(d), solely for any costs, expenses and fees that may arise hereunder and may retain that portion of such assets in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid; provided that unless a Default shall have occurred and be continuing, such lien shall attach only to the extent of accrued but unpaid costs, expenses and fees.

Section 11. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee. The Escrow Agent (in such role) is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent (in such role) shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

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(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

(c) The Company shall reimburse and indemnify the Escrow Agent (and its directors, officers and agents) for, and hold it (and such directors, officers and agents) harmless against, any loss, liability, damage, cost or expense incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to (i) reasonable attorneys’ fees and other costs and expenses of defending or preparing to defend against any claim of liability and (ii) with respect to any taxes, assessments, additions for late payment, interest, penalties and other governmental charges that may be assessed or asserted against the Escrow Agent (and its directors, officers and agents) in connection with, on account of, or relating to the Escrow Funds, the management established hereby, and any payment or distribution of or from the Escrow Funds, unless and except to the extent any such loss, liability, damage, cost and expense shall have resulted from the Escrow Agent’s gross negligence, bad faith, or willful misconduct.

(d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company.

(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence, bad faith or willful misconduct.

(f) The Escrow Agent may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(g) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence, bad faith or willful misconduct.

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(h) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(i) The Escrow Agent shall not be required or obligated to distribute any Escrow Funds (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days, or such shorter time period as may be specified in this Agreement, after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(j) Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof shall be in U.S. dollars.

(k) The parties hereto agree that if the Escrow Agent is notified by the Trustee, the Company or the Holders of the Notes of any dispute with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, and, in the case of a mutual agreement, a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings. Unless such dispute shall have been settled by mutual agreement of the parties, the Escrow Agent shall be entitled to receive (from and at the expense of the claiming party) an opinion of counsel to the effect that any order, judgment or decree is final and not subject to appeal. The Escrow Agent shall have the option, after thirty (30) calendar days’ notice to the Interested Parties of its intention to do so, to file an action in interpleader requiring the Interested Parties hereto to answer and litigate any claims and rights among themselves. The costs and expense (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be joint and several obligations of the Interested Parties.

(l) The agreements set forth in this Section 11 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

Section 12. Resignation.

(a) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Interested Parties. Within thirty (30) days after receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that it appoints as successor to the Escrow Agent hereunder. If a successor escrow agent has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may either (i) safe keep the Escrow Funds until a successor escrow agent is appointed, without any obligation to invest the same or continue to perform under this Agreement or (ii) apply to a court of competent jurisdiction for appointment of a successor escrow agent.

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(b) Upon receipt of notice of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses, or hold such Escrow Funds (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it.

(c) Upon delivery of all property held in, or credited to, the Escrow Account (the “Escrow Property”) to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

Section 13. Miscellaneous.

(a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

(d) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC, without giving effect to the conflicts of law principles of such State other than Section 5-1401 of the General Obligations Law or any successor thereto. The Escrow Agent’s jurisdiction, in its role as securities intermediary, for purposes of Section 8-110 of the New York UCC shall be the State of New York.

(e) Entire Agreement. This Agreement, the Purchase Agreement, dated September 11, 2013, between the Company and Citigroup Global Markets Inc. as representative of the initial purchasers party thereto, the Notes and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.

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(f) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the requisite consent of each of the Holders of the Notes required by Article 10 of the Indenture has been obtained, unless no such consent is required by such Section 10.01 of the Indenture. Upon the written request of the Company, and upon the filing with the Trustee and the Escrow Agent of the consent of the Holders as required by Article 10 of the Indenture (if applicable) and delivery of a customary officers’ certificate or opinion of counsel reasonably requested by the Trustee or the Escrow Agent in connection therewith, the Trustee and the Escrow Agent shall join with the Company in the execution of any such amendment, unless such amendment affects the Trustee’s or the Escrow Agent’s own rights, duties or immunities hereunder, in which case the Trustee or the Escrow Agent, as the case may be, may, but shall not be obligated to, enter into such amendment.

(g) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof Notices should be addressed as follows:

To the Company:

John J. Mahon

Sutherland

700 Sixth Street, NW, Suite 700

Washington, D.C. 20001-3980

Telephone Number: 202-383-0515

Facsimile Number: 202-637-3593

To the Trustee or the Escrow Agent:

U.S. Bank National Association

1 Federal Street, 3rd Floor

Boston, MA 02110

Attention:   Karen Beard

Facsimile number: (617) 603-6667

or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in PDF form shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

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(j) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(k) Interested Party Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(l) Authorized Representatives. Each individual designated as an authorized representative (each, an “Authorized Representative”) of the Company is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Company, and the name, telephone number and specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Exhibit A. From time to time, the Company may, by delivering to the other parties hereto a revised copy of Exhibit A, or any resolution, incumbency certificate or similar document setting forth the officers of the Company, which officers shall be deemed to be Authorized Representatives of the Company for purposes of this Agreement, change the Company’s Authorized Representatives (and amend this Agreement to so provide), but until a new Exhibit A, resolution, incumbency certificate or similar document with the information regarding the successor Authorized Representatives is delivered to a party in accordance with this Agreement, that party shall be entitled to rely conclusively on the Exhibit A, resolution, incumbency certificate or similar document, as applicable, last delivered hereunder.

(m) Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account established hereunder in accordance with the terms of this Agreement, subject, however, to the survival of obligations specifically contemplated in this Agreement to so survive.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

GSV CAPITAL CORP., as Pledgor
By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary and Escrow Agent
By:
Name: Title:

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EXHIBIT A

INCUMBENCY CERTIFICATE OF THE COMPANY’S

AUTHORIZED SIGNERS

Name	Telephone Number	Signature

1)

2)

3)

4)

5)

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SCHEDULE 1

AUTOMATIC MONEY MARKET INVESTMENTS

INVESTMENT AUTHORIZATION LETTER

Based upon client’s prior review of investment alternatives, in the absence of specific written direction to the contrary, U.S. Bank National Association is hereby directed to invest and reinvest proceeds and other available moneys in the following fund as permitted by the operative documents.

SHARES OF THE ABOVE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK INCLUDING U.S. BANK NATIONAL ASSOCIATION OR ANY OF ITS AFFILIATES, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. U.S. BANK DOES NOT HAVE A DUTY NOR WILL IT UNDERTAKE ANY DUTY TO PROVIDE INVESTMENT ADVICE TO YOU. FOR INFORMATION ABOUT OTHER AVAILABLE SWEEP OPTIONS, CONTACT YOUR ACCOUNT MANAGER. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

Fee Basis:

Fund Level: U.S. Bank has entered and will, from time to time, enter into agreements with mutual funds and/or mutual fund service providers whereby U.S. Bank receives fees for providing shareholder service and administrative support services to the fund, which may be paid as 12b-1 service fees, annual compensation, or omnibus record keeping services. These service fees are calculated as a percentage of your Account’s investment in the Fund(s), and may be paid either by the Fund or by a Fund service provider (such as the Fund’s advisor or distributor). Fees paid by the Fund are detailed in each Fund’s prospectus, and may be designated as “Shareholder Services” or “12b-1” fees. For the Fund listed above, the total current fee percentage eligible to be paid to U.S. Bank by the Fund and/or a Fund’s service provider does not exceed 0.XX basis points (.00XX). Payment of these fees does not result in any increase in fees charged against the fund’s assets above the fee and expense levels established for the fund and disclosed in the fund’s prospectus. Approval of investment in the above mutual fund includes approval of these fees.

Account-level: Authorization is provided by the signature below to deduct a cash management/administrative fee of up to XX basis points (.00XX) against the average daily fund balance, netted from account moneys.

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between registrants of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. Unless you indicate your objection below, we will provide the obligatory information to the registrant upon request. Your objection will apply to all securities held for you in the account now and in the future unless you notify us in writing.

______ I object to US Bank providing my name, address, and securities positions to requesting issuers. (Initial, check, or place an X on the to indicate your objection)

GSV CAPITAL CORP.
Company Name	Signature of Authorized Directing Party

Trust Account Number – includes existing and future sub-accounts unless otherwise designated.	Title

Date
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SCHEDULE 2

INVESTMENT DISCLOSURE AND AUTHORIZATION LETTER

U.S. Bancorp and U.S. Bank TRADE SERVICES

Proprietary and Non-Proprietary Products

U.S. Bancorp offers investment trading services to Corporate Trust customers (“Accounts”) through its fixed income trading unit (U.S. Bank, NA) or an affiliated broker dealer (collectively the “Money Center”). Such trades may include: fixed income U.S. Government securities; U.S. Government Agency securities; negotiable or non-negotiable certificates of deposit; unsecured commercial paper; bank notes; medium term notes; municipal bonds; corporate bonds; and variable rate demand notes where U.S. Bancorp, its affiliates or an associated party is the issuer or product provider, e.g., U.S. Bank Notes and U.S. Bancorp Medium Term Notes (collectively “Proprietary Assets”). Descriptions of Proprietary Assets are set forth in Exhibit A attached hereto. Additional specific information on assets available through the Money Center, including credit ratings, may be obtained upon request to your Account Manager.

Corporate Trust Services Customers using the Money Center receive competitive market pricing on directed asset transactions as follows:

Non-Proprietary Assets. Purchasers are charged a spread or “mark” which is the difference between the Money Center’s purchase price for the asset and the sale price to an Account. The mark on non-proprietary assets is typically less than .50% of the securities’ par value, and in no case will it exceed 2% of the securities’ par value, calculated on an annualized basis.

Proprietary Assets. US Bank receives a financial benefit from the sale of Proprietary Assets. The yield for Proprietary Assets is set as a spread below U.S. Bank’s wholesale funding cost, i.e., the cost of raising funds from other, non-retail sources. Generally, the resulting financial benefit to U.S. Bank will be equivalent to .25% to .75% of the product's par value calculated on an annualized basis.

By signing this form and providing investment directions to U.S. Bank, you acknowledge that you have reviewed investment alternatives and you approve asset purchases using the Money Center, including purchases of Proprietary Assets, and U.S. Bank’s or an affiliate’s receipt of compensation (as described above) resulting from such directed trades. Unless specifically waived by written agreement, you will receive written confirmation notices of all Money Center Account trades from U.S. Bank. You will be provided prior written notice of any changes in the Money Center pricing structure described above. As a directing Account party you control the initiation and terms of investments selected for your Account. At any time, you may direct that the purchase of an asset be executed through an independent broker. Further, you may revoke this Investment Disclosure and Authorization Letter at any time upon written notice to U.S. Bank.

If you desire to engage U.S. Bank to provide trading services to your Account, including the purchase of Proprietary Assets for your Account, and you approve of U.S. Bank’s or its affiliates’ compensation in connection with such transactions, all as described herein, please sign below and return this Letter. Authorization will continue to be required directing U.S. Bank to buy or sell securities as required by the Account’s governing documents. In the absence of specific written direction to the contrary regarding any future directed investments for your Account, U.S. Bank will utilize the Money Center for placing and executing directed investments for your Account.

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ACKNOWLEDGED AND APPROVED:

GSV CAPITAL CORP.
Company Name	Signature of Authorized Directing Party
Title
Trust Account Number – includes existing and future sub-accounts unless otherwise designated.	Date

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